Exhibit 3.2

By-Laws

OF

AMETEK, Inc.

(As amended to and including February 10, 2017)

AMETEK, INC.

BY-LAWS

(As amended to and including February 10, 2017)

STOCKHOLDERS’ MEETINGS

1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Corporate Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.

3. Special Meetings. (a) Special meetings of the stockholders may be called only (i) by the Chairman, (ii) by the Corporate Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board, and (iii) by the Corporate Secretary upon the written request to the Corporate Secretary (a “Special Meeting Request”) made in accordance with these By-Laws by holders of record, who hold a “net long position” (as defined below), of not less than fifty percent (50%) of the then outstanding Voting Stock of the Company (the “Requisite Percent”). Any such request by a majority of the Whole Board must be sent to the Chairman and the Corporate Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation. At a special meeting of stockholders, only such business may be conducted or considered as (i) has been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or the Corporate Secretary or (ii) otherwise is properly brought before the meeting by the presiding officer of the meeting (as described in By-Law 8) or by or at the direction of a majority of the Whole Board.

(b) In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called in accordance with By-Law 3(a) above, one or more Special Meeting Requests stating the purpose or purposes of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of record holders of Common Stock (or their duly authorized agents), must be delivered to the Corporate Secretary and accompanied by the information, representations and agreements required by By-Law 8, as applicable, as to any business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) requesting the special meeting (including the beneficial owners on whose behalf the request is made). Only business within the purpose or purposes described in the Special Meeting Request may be conducted at a Stockholder Requested Special Meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. Upon receipt by the Corporate Secretary of the Special Meeting Request, the Board of Directors shall fix the date of the Stockholder Requested Special Meeting which shall be held at such day and hour as the Board of Directors may fix, but not more than 90 days after the receipt of the Special Meeting Request (provided that such request complies with all applicable provisions of these By-Laws), and due notice is given thereof in accordance with By-Law 4.

(c) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Corporate Secretary will be considered together only if each such Special Meeting Request (i) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, as determined in good faith by the Board of Directors, and (ii) has been dated and delivered to the Corporate Secretary within sixty (60) days of the earliest dated Special Meeting Request. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Corporate Secretary at the principal executive offices of the Company. Any disposition (including any reduction in “net long position”) by a requesting stockholder after the date of the Special Meeting Request of any shares of Common Stock of the Company (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) shall be deemed a revocation of the Special Meeting Request with respect to such shares, and each requesting stockholder and the applicable beneficial owner shall certify to the Corporate Secretary on the day prior to the Stockholder Requested Special Meeting as to whether any such disposition has occurred. If the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting. If none of the stockholders who submitted the Special Meeting Requests appears or sends a duly authorized agent to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Company need not present such matters for vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Company.

(d) Notwithstanding the foregoing, a Stockholder Requested Special Meeting shall not be held if: (i) the Special Meeting Request does not comply with these By-Laws; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (a “Similar Item”), as determined in good faith by the Board of Directors (and for the purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), was presented at a meeting of stockholders held not more than 120 days before the

Special Meeting Request is received by the Corporate Secretary; (v) the Chairman or the Corporate Secretary has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Corporate Secretary and the business to be conducted at such meeting is a Similar Item, as determined in good faith by the Board of Directors; or (vi) such Special Meeting Request was made in a manner that involved a violation of the proxy rules of the Securities and Exchange Commission or other applicable law. The Board of Directors shall determine whether all of the requirements set forth in these By-Laws have been satisfied and such determination shall be binding upon the Company and its stockholders.

(e) “Net long position” shall be determined with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and owner, a “party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Exchange Act (as defined herein), as amended from time to time, provided that (x) for purposes of such definition, in determining such party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Company’s Common Stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Common Stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such party shall be reduced by the number of shares as to which the Board of Directors determines that such party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to notice of such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given to each stockholder entitled to vote at the adjourned meeting in conformity herewith. If, after the adjournment, the Board of Directors fixes a new record date for determining stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with By-Law 32 and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

5. Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Whether or not there is a quorum present, the officer presiding over the meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, and without a vote of stockholders, whether or not there is a quorum present.

7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for voting at the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Corporate Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Corporate Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.

8. Order of Business. (a) The Chairman, or any officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders, and by having the power and authority to adjourn the meeting without a vote of stockholders, whether or not there is a quorum present, provided that any Stockholder Requested Special Meeting may not be adjourned for more than 30 days without the consent of the requesting stockholders.

(b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly brought before the meeting by a stockholder of the Company who (1) was a stockholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time the notice provided for in paragraph (c) of this By-Law 8 is delivered to the Corporate Secretary and on the record dates for determination of stockholders entitled to notice of and to vote at the meeting, (2) is entitled to vote at the meeting upon such proposal of business, and (3) complies with the notice procedures set forth in paragraph (c) of this By-Law 8. Except for proposals to be made in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these By-Laws, and applicable law.

(c)(1) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this By-Law 8, the stockholder (A) must have given timely notice thereof in writing and in proper form to the Corporate Secretary at the principal executive offices of the Company, and (B) must provide any updates or supplements to such notice at such times and in the forms required by paragraph (f) of this By-Law 8. To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day before the date of the one-year anniversary of the immediately preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in paragraph (e) of this By-Law 8) of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)(2) To be in proper form for purposes of this By-Law 8, a stockholder’s notice to the Corporate Secretary must set forth:

(i) as to each Proposing Person (as defined in paragraph (e) of this By-Law 8), (x) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records), and (y) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);

(ii) as to each Proposing Person, all other related ownership interests, including, but not limited to, derivatives, hedged positions, synthetic and temporary ownership positions, swaps, securities loans, timed purchases, and other economic and voting interests directly or indirectly owned of record or beneficially;

(iii) (w) a reasonably brief description of the business desired to be brought before the meeting, (x) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment), (y) the reasons for conducting such business at the meeting, and (z) any material interest in such business of each Proposing Person;

(iv) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

(v) a representation whether any Proposing Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(c)(3) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this paragraph (c) of this By-Law 8. Except as otherwise provided by law, the presiding officer of an annual meeting of stockholders shall have the power and duty (x) if the facts warrant, to determine that any business proposed to be brought before the annual meeting was not proposed in accordance with the procedures set forth in this paragraph (c) of this By-Law 8, and (y) if any proposed business was not proposed in compliance with this paragraph (c) of this By-Law 8, to declare that such proposed business shall not be transacted.

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting (i) by or at the direction of the Whole Board or (ii) in accordance with the procedures set forth in By-Law 3.

(e) For purposes of this By-Law 8, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, and (ii) “Proposing Person” shall mean (A) the stockholder giving the notice required by paragraph (c) of this By-Law 8, (B) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner that are acting in concert with such beneficial owner with respect to the proposed business.

(f) A stockholder providing notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this By-Law 8 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Corporate Secretary at the principal executive offices of the Company (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(g) Notwithstanding the foregoing provisions of this By-Law 8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this By-Law 8, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h) Paragraph (c) of By-Law 8 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this By-Law 8 shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, or (ii) confer upon any stockholder a right to have any proposed business included in the Company’s proxy statement. Notwithstanding the foregoing provisions of this By-Law 8, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this By-Law 8.

DIRECTORS

9. Function. The business and affairs of the Company will be managed under the direction of its Board.

10. Number, Election, and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board, but in no case will the number of Directors be other than as provided in the Certificate of Incorporation. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

11. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director and shall not be filled by stockholders. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.

13. Nominations of Directors; Election; Proxy Access. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures set forth in this By-Law 13 will be eligible for election as Directors of the Company. Section A of this By-Law 13 sets forth certain procedures required for stockholders to nominate persons for election to the Board of Directors to be considered by the stockholders at an annual or special meeting of stockholders if the stockholder does not wish the nomination to be included in the Company’s proxy statement. Any stockholder who wishes to include nominations for the election of Directors in the Company’s proxy statement for an annual meeting of stockholders must comply with Section B of this By-Law 13. Notwithstanding the following provisions of this By-Law 13, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this By-Law 13.

(A) Nominations of Directors; Election.

(a) Nominations of persons for election as Directors of the Company may be made at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in Section A of this By-Law 13 who (1) was a stockholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time the notice provided for in paragraph (b) of Section A of this By-Law 13 is delivered to the Corporate Secretary and on the record date for determination of stockholders entitled to notice of and to vote at the meeting, (2) is entitled to vote at the meeting upon such election of directors, and (3) complies with the notice procedures set forth in paragraph (b) of Section A of this By-Law 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Corporate Secretary.

(b)(1) For nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (a) of Section A of this By-Law 13, the stockholder (A) must have given timely notice thereof in writing and in proper form to the Corporate Secretary at the principal executive offices of the Company, and (B) must provide any updates or supplements to such notice at such times and in the forms required by paragraph (e) of Section A of this By-Law 13. To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day before the date of the one-year anniversary of the immediately preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in paragraph (e) of By-Law 8) of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)(2) To be in proper written form, such stockholder’s notice must set forth

(i) as to each Proposing Person (as defined in paragraph (e) of By-Law 8), (x) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records), and (y) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);

(ii) as to each Proposing Person, all other related ownership interests, including, but not limited to, derivatives, hedged positions, synthetic and temporary ownership positions, swaps, securities loans, timed purchases, and other economic and voting interests directly or indirectly owned of record or beneficially;

(iii) (a) the name, age, business and residence address, and principal occupation or employment of each person or person nominated by the stockholder for election to the Board (each, a “nominee”), (b) a description of all agreements, arrangements or understandings between the Proposing Person and each nominee and any other person or persons (naming such person or persons) as to how such nominee, if elected as a Director of the Company, will act or vote on any issue or question, (c) a description of all agreements, arrangements or understandings with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director, (d) all other information relating to the nominee that would be required to be disclosed about each nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (e) each nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, and (f) all information with respect to each nominee that would be required to be set forth in a stockholder’s notice pursuant to Section A of this By-Law 13 if such nominee were a Proposing Person;

(iv) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

(v) a representation whether any Proposing Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require, including to determine (i) the eligibility of such proposed nominee to serve as a director of the Company, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” or otherwise to serve on any standing committees of the Board under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company.

(b)(3) Notwithstanding anything in this paragraph (b) of Section A of this By-Law 13 to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the Board’s nominees for director or specifying the size of the increased Board at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section A of this By-Law 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)(4) Only such persons who are nominated in accordance with the procedures set forth in this paragraph (b) of Section A of this By-Law 13 (including those persons nominated by or at the direction of the Board) shall be eligible to be elected at an annual meeting of stockholders of the Company to serve as directors. Except as otherwise provided by law, the presiding officer of an annual meeting of stockholders shall have the power and duty (x) if the facts warrant, to determine that a nomination proposed to be brought before the annual meeting was not made in accordance with the procedures set forth in this paragraph (b) of Section A of this By-Law 13, and (y) if any proposed nomination was not made in compliance with this paragraph (b) of Section A of this By-Law 13, to declare that such nomination shall be disregarded.

(c) Special Meetings of Stockholders.

(1) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting only (A) by or at the direction of the Board or (B) if a purpose for such meeting as stated in the Company’s notice for such meeting is the election of one or more directors, by any stockholder of the Company who (i) was a stockholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time the notice provided for in paragraph (c) (2) of Section A of this By-Law 13 is delivered to the Corporate Secretary and on the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in paragraph (c) (2) of Section A of this By-Law 13; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Company’s notice of the meeting.

(2) If a special meeting has been called in accordance with By-Law 3 for the purpose of electing one or more directors to the Board, then for nominations of persons for election to the Board to be properly brought before such special meeting by a stockholder pursuant to clause (B) of paragraph (c)(1) of Section A of this By-Law 13, the stockholder (A) must have given timely notice thereof in writing and in the proper form to the Corporate Secretary at the principal executive offices of the Company, and (B) must provide any updates or supplements to such notice at such times and in the forms required by Section A of this By-Law 13. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day before such special meeting and not later than the close of business on the later of the ninetieth (90th) day before such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this paragraph (c) (2) of Section A of this By-Law 13, such notice shall set forth the information required by paragraph (b)(2) of Section A of this By-Law 13.

(3) Only such persons who are nominated in accordance with the procedures set forth in paragraph (c) of Section A of this By-Law 13 (including those persons nominated by or at the direction of the Board of Directors) shall be eligible to be elected at a special meeting of stockholders of the Company to serve as directors. Except as otherwise provided by law, the presiding officer of a special meeting of stockholders shall have the power and duty (x) if the facts warrant, to determine that a nomination proposed to be made at the special meeting was not made in accordance with the procedures set forth in this paragraph (c) of Section A of this By-Law 13, and (y) if any proposed nomination was not made in compliance with this paragraph (c) of Section A of this By-Law 13, to declare that such nomination shall be disregarded.

(d) For purposes of this Section A of By-Law 13, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, and (ii) “Proposing Person” shall mean (A) the stockholder giving the notice required by paragraph (b) of Section A of By-Law 13, (B) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner that are acting in concert with such beneficial owner with respect to the proposed nomination.

(e) A stockholder providing notice of nominations of persons for election to the Board at an annual or special meeting of stockholders to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to Section A of this By-Law 13 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Corporate Secretary at the principal executive offices of the Company (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) days after such record date or five (5) days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) days before the meeting or any adjournment or postponement thereof, not later than five (5) days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than five (5) days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(f) Notwithstanding the foregoing provisions of Section A of this By-Law 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company. For purposes of Section A of this By-Law 13, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g) Nothing in this Section A of By-Law 13 shall be deemed to confer upon any stockholder a right to have a nominee included in the Company’s proxy statement.

(B) Proxy Access.

(a)  Subject to the terms and conditions set forth in this Section B of By-Law 13, the Company shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by one or more stockholders that satisfy the requirements of Section B of this By-Law 13, including qualifying as an “Eligible Stockholder” (as defined below), and that expressly elects at the time of providing the written notice required by Section B of this By-Law 13 (a “Proxy Access Notice”) to have its nominee included in the Company’s proxy materials pursuant to Section B of this By-Law 13. For the avoidance of doubt, the provisions of Section B of this By-Law 13 shall not apply to a special meeting of the stockholders, and the Company shall not be required to include a director nominee of a stockholder or group of stockholders in the Company’s proxy statement or form of proxy or ballot for any special meeting of the stockholders. For the purposes of Section B of this By-Law 13, a stockholder shall be deemed to “own” only those outstanding shares of Voting Stock of the Company as to which the stockholder (or any stockholder, fund comprising a Qualifying Fund (as defined below) or beneficial owner whose share ownership is counted for the purposes of qualifying as being an Eligible Stockholder (as specified in paragraph (e) of Section B of this By-Law 13 below) and possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) purchased by such stockholder or any of its affiliates but the purchase has not yet been settled or closed, (3) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Company, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares within five business days’ notice and will recall such loaned shares as of the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the Board of Directors.

(b) For purposes of Section B of this By-Law 13, the “Required Information” that the Company will include in its proxy statement is (i) the information concerning the nominee and the Eligible Stockholder that the Company determines is required to be disclosed in the Company’s proxy statement by the rules of the Securities and Exchange Commission or other applicable laws or regulations; and (ii) if the Eligible Stockholder so elects, a Stockholder Statement (defined below). Nothing in these By-Laws shall limit the Company’s ability to solicit against and include in the proxy statement its own statement relating to any nominee.

(c) To be valid, a Stockholder’s Proxy Access Notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary date that the Company first mailed its proxy materials for the annual meeting of the previous year; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the later of 120 days in advance of such annual meeting or ten days following the day on which public disclosure of the date of the annual meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual meeting commence a new time period for giving of a Stockholder’s Proxy Access Notice as described above.

(d) The maximum number of nominees appearing in the Company’s proxy materials pursuant to Section B of this By-Law 13 with respect to an annual meeting of stockholders shall be the greater of (x) two and (y) a number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in Section B of this By-Law 13, or if such amount is not a whole number, the closest whole number below 20% (such number that is the greater of that set forth in clause (x) or (y), the “Permitted Number”); provided, however, that the Permitted Number shall be reduced, but not below zero, by:

(i) nominees submitted by an Eligible Stockholder whose nominations for election at such annual meeting are subsequently withdrawn;

(ii) nominees submitted by an Eligible Stockholder who the Board of Directors decides to nominate for election at such annual meeting;

(iii) the number of directors in office or director candidates that in either case will be included in the Company’s proxy materials with respect to such annual meeting as an unopposed (by the Company) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Company); and

(iv) the number of incumbent directors who had been nominees submitted by an Eligible Stockholder at any of the preceding two annual meetings of stockholders;

provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

In the event that the number of nominees submitted by Eligible Stockholders pursuant to Section B of this By-Law 13 exceeds the Permitted Number, each Eligible Stockholder will select one nominee for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock of the Company of each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Company. If the Permitted Number is not reached after each Eligible Stockholder has selected one nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) An “Eligible Stockholder” is one or more stockholders who owns and has owned, or is acting on behalf of one or more beneficial owners who own and have owned, continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Company pursuant to Section B of this By-Law 13, and the record date for determining stockholders eligible to vote at the annual meeting, capital stock of the Company representing at least three percent (3%) of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Company and the date of the applicable annual meeting of stockholders, provided that the aggregate number of Stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose share ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Each Eligible Stockholder or group of up to twenty (20) Eligible Stockholders that submits a nomination in accordance with Section B of this By-Law 13 and has satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in Section B of this By-Law 13 is a “Nominating Stockholder”. A group of funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Stockholder

(a “Qualifying Fund”), if such Eligible Stockholder shall provide, together with the Proxy Access Notice, documentation reasonably satisfactory to the Company that demonstrates that the funds meet the criteria set forth in (i), (ii) or (iii) hereof, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in Section B of this By-Law 13. No stockholder may be a member of more than one group constituting an Eligible Stockholder under Section B of this By-Law 13 for purposes of any applicable annual meeting of stockholders, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of the group of Eligible Stockholders that has the largest ownership position as reflected in the Proxy Access Notice. A stockholder of record acting on behalf of a beneficial owner will be counted as a stockholder only with respect to the shares owned by beneficial owners on whose behalf such stockholder has been directed in writing to act, and, with respect to the shares covered by such directions, will be deemed to be the same stockholder as the beneficial owner for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in Section B of this By-Law 13, including the minimum holding period, shall apply to each individual Eligible Stockholder comprising the Nominating Stockholder; provided, however, that the minimum number of Proxy Access Request Required Shares shall apply to the ownership of the Nominating Stockholder in the aggregate. Should any Eligible Stockholder withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall only be deemed to own the shares held by the remaining Eligible Stockholders. As used in Section B of this By-Law 13, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(f) No later than the final date when a nomination pursuant to Section B of this By-Law 13 may be delivered to the Company, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Corporate Secretary:

(i) the name and address of, and number of shares of capital stock of the Company owned by such person;

(ii) one or more written statements from the stockholder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to or mailed to and received by the Company, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide, (A) within ten days after the record date for the annual meeting, written statements from the stockholder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares, (B) within ten days of the date of the annual meeting, written statements from the stockholder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through such date of the annual meeting, and (C) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders; provided, however, that any Eligible Stockholder that is a registered open-end mutual fund under the Investment Company Act of 1940, and that seeks to replicate an index, will not violate this requirement as a result of changes to its common stock holdings in response to changes in the index or weightings of the securities in the index;

(iii) any information relating to such Eligible Stockholder (including any Stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of (A) all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, (B) any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director, and (C) any other material relationships, between or among the Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or successor rule) if the Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(v) the details of any position of the nominee as an officer or director of any competitor of the Company (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates), within the three years preceding the submission of the Proxy Access Notice;

(vi) the written consent of the nominee to being named in the Company’s proxy statement and form of proxy card as a nominee and to serving as a director if elected;

(vii) the written agreement of the nominee that (A) the nominee agrees, if elected, to adhere to the Company’s Code of Ethics and Business Conduct and any other publicly available Company policies and guidelines applicable to directors, and (B) that the nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Company, or any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Company on the Proxy Access Notice;

(viii) a representation that such stockholder (A) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the nominee(s) being nominated pursuant to Section B of this By-Law 13, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders, other than its nominee(s) or a nominee of the Board of Directors, (D) will not distribute to any stockholder of the Company any form of proxy for the annual meeting other than the form distributed by the Company and (E) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to Section B of this By-Law 13;

(ix) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(x) an undertaking that such person agrees to (A) assume all liability stemming from, and indemnify and hold harmless (jointly with all other members of group of stockholders that together is an Eligible Stockholder, if applicable) the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, in both cases in connection with the Eligible Stockholder’s efforts to elect its nominee(s), and (B) file with the Securities and Exchange Commission any solicitation of the Company’s stockholders by the Eligible Stockholder relating to the annual meeting at which the nominee will be nominated.

In addition, no later than the final date on which a Proxy Access Notice may be submitted under Section B of this By-Law 13, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Corporate Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either part of the same family of funds or sponsored by the same employer.

In order to be considered timely, any information required by Section B of this By-Law 13 to be provided to the Company must be supplemented (by delivery to the Corporate Secretary) (x) no later than five days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (y) no later than five days before the annual meeting to disclose the foregoing information as of the date that is ten days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed nominee or to change the identity of any member of a group that together is an Eligible Stockholder.

(g) The Eligible Stockholder may provide to the Corporate Secretary, at the time the information required by Section B of this By-Law 13 is originally provided, a written statement for inclusion in the Company’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Eligible Stockholder’s nominee’s candidacy (the “Stockholder Statement”). Notwithstanding anything to the contrary contained in Section B of this By-Law 13, the Company may omit from its proxy materials, or may supplement or correct, any information or Stockholder Statement, including all or any portion thereof that it, in good faith, believes is materially false or misleading, omits to state any material fact, would violate the Securities and Exchange Commission proxy rules or any applicable law or regulation, or would directly or indirectly impugn the character, integrity or personal reputation of, or directly or indirectly make charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(h) At the request of the Company, each nominee must:

(i) tender to the Company an irrevocable resignation, in a form to be provided by the Company, which resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (A) the Proxy Access Notice pursuant to which the nominee’s information was included in the Company’s proxy statement was not filed by stockholders constituting an Eligible Stockholder (or was filed by stockholders that prior to the applicable meeting ceased to be an Eligible Stockholder), or (B) that the nominee breached or failed to comply with the provisions of Section B of this By-Law 13;

(ii) submit to any background check (including fingerprint analysis) that may be required by any federal or state statute or regulations applicable to, or by any regulatory authority having jurisdiction over, the operations of the Company or its Subsidiaries or affiliates;

(iii) complete, sign and submit all questionnaires required of the Company’s directors (which form of questionnaire shall be provided by the Corporate Secretary upon written request); and

(iv) provide such additional information as necessary or appropriate to permit the Board of Directors to determine (A) if such nominee is independent under the listing standards of each principal U.S. exchange upon which the common shares of the Company are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors, (B) if such nominee has any direct or indirect relationship with the

Company, and (C) if such nominee is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or successor rule) under the Exchange Act.

In the event that any information or communications provided by the Eligible Stockholder (or any stockholder group, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) or the nominee to the Company or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or nominee, as the case may be, shall promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporate Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(i) Any nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the nominee’s election, will be ineligible to be a nominee pursuant to Section B of this By-Law 13 for the next two annual meetings. Any nominee who is included in the Company’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of Section B of this By-Law 13 or any other provision of the Company’s Certificate of Incorporation, By-Laws or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such nominee.

(j) The Company shall not be required to include, pursuant to Section B of this By-Law 13, a nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a nominee, notwithstanding that proxies in respect of such vote may have been received by the Company, if:

(i) The Company receives a notice that a stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in paragraph (c) of Section B of this By-Law 13;

(ii) the nominee or the Eligible Stockholder (or any Stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) who has nominated such nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its nominee(s) or a nominee of the Board of Directors;

(iii) the Eligible Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination in accordance with Section B of this By-Law 13;

(iv) the nominee is not independent under the listing standards of each principle U.S. exchange upon which the common shares of the Company are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s directors, in each case as determined by the Board of Directors;

(v) the nominee’s service as a member of the Board of Directors would violate or cause the Company to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principle U.S. exchanges upon which the common shares of the Company are traded, or any applicable law, rule or regulation;

(vi) the nominee is, or has been within the past three years prior to the annual meeting of stockholders, an officer or director of a Competitor (as defined in Section 8 of the Clayton Antitrust Act of 1914) of the Company or one of its Subsidiaries;

(vii) the Eligible Stockholder (or any Stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) or applicable nominee otherwise breaches or fails to comply with its obligations pursuant to Section B of this By-Law 13; or

(viii) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

If, after the deadline for submitting a Proxy Access Notice as set forth in paragraph (c) of Section B of this By-Law 13, a Nominating Stockholder becomes ineligible or withdraws its nomination or a nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Company (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(k) The Board of Directors (and any other person or body authorized by the Board of Directors, including, without limitation, the Chairman of the relevant annual meeting) shall have the power and authority to interpret Section B of this By-Law 13 and to make any and all determinations necessary or advisable to apply Section B of this By-Law 13 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Proxy Access Notice complies with Section B of this By-Law 13, (iii) whether a stockholder nominee satisfies the qualifications and requirements in Section B of this By-Law 13, and (iv) whether any and all requirements of Section B of this By-Law 13 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors, including, without limitation, the Chairman of the relevant annual meeting) shall be binding on all persons, including the Company and its stockholders (including any beneficial owners). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.

14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Corporate Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

16. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day’s notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of a majority of the Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

18. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

19. Committees. (a) The Board, by resolution passed by a majority of the Whole Board, may designate an executive committee (the “Executive Committee”) of not less than two members of the Board and that meets on an as needed basis when the Board is not in session. The Executive Committee, if one is so designated, will have and may exercise the powers of the Board, except the power to declare dividends, to amend these By-Laws, to elect officers above the office of Vice President, or to rescind or modify any prior action of the Board and except as otherwise provided by law.

(b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

(c) The Executive Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or upon the disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(d) Except as otherwise provided in these By-Laws or by law, any committee of the Board, to the extent provided in Paragraph (a) of this By-Law or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

20. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

21. Rules. The Board may adopt rules and regulations for the conduct of their meetings and the management of the affairs of the Company.

21.1 Directors Emeritus. The Board of Directors may, from time to time, elect one or more Directors Emeritus, each of whom must be a former director of the Company. Directors Emeritus will serve at the pleasure of the Board, which may remove a Director Emeritus at any time. Directors Emeritus will serve as advisors to the Board and may be invited to attend meetings of the Board of Directors, but may not serve as advisors to, or attend meetings of, committees of the Board. Directors Emeritus may not vote on matters brought before the Board and will not be counted for the purpose of determining whether a quorum of the Board is present. Directors Emeritus will receive no fee for their services as Directors Emeritus; however, Directors Emeritus will be entitled to receive retirement and death plan benefits related to their prior service as directors or employees of the Company (provided such benefits are not contingent in any way on continued service). Directors Emeritus shall be entitled to receive reimbursement of expenses for attendance at meetings of the Board.

NOTICES

22. Generally. Except as otherwise provided by law, these By-Laws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given on the business day following the day on which the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these By-Laws.

23. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS

24. Generally. The officers of the Company will be elected by the Board and will consist of a Chairman (who, unless the Board specifies otherwise, will also be the Chief Executive Officer), President, a Corporate Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Corporate Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

25. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

26. Succession. The officers of the Company will hold office at the pleasure of the Board of Directors. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board.

27. Authority and Duties.

(a) Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be, unless otherwise provided by the Board of Directors, the Chief Executive Officer of the Company, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

(b) President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President, unless otherwise provided by the Board of Directors, shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

(c) Vice President. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

(d) Corporate Secretary. The Corporate Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board and meetings of stockholders. The Corporate Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Corporate Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Corporate Secretary shall have custody of the seal of the Company and the Corporate Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Corporate Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Corporate Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

(e) Treasurer. The Treasurer, if there be any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

(f) Comptroller. The duties of the Comptroller shall be to maintain adequate records of all assets, liabilities and transactions of the Company; to see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, to initiate and enforce measures whereby the business of this Company shall be conducted with maximum safety, efficiency and economy. He shall report to the President. The Comptroller shall be specifically charged with (i) acting as principal accounting officer in charge of all accounting records and forms of the Company; (ii) continuous auditing of all payrolls, accounts and records of the Company; (iii) general supervision of the accounting practices of the Company; (iv) obtaining from agents and from departments of the Company all reports needed to supervise the accounts of the Company and record its general operations; (v) analyzing and evaluating reports received from agents and departments of the Company; (vi) maintaining the classifications and enforcing accounting rules and regulations prescribed by regulatory bodies; (vii) compiling, preparing and filing such statements, statistics and other data as may be required by law or as may be prescribed by the President; (viii) preparing the Company’s balance sheet, income accounts and other financial statements and reports and rendering monthly and quarterly to the President a complete report covering results of the operations of the Company for the period or fiscal year to date; (ix) preparing a budget showing projected operations of the Company based on the estimates of the General Managers and other officers; (x) supervising, initiating and maintaining standard practices and procedures relating to internal control, clerical practices and office routine throughout the departments of the Company. The Comptroller shall have such other powers and duties as the Board of Directors may from time to time prescribe and as may be assigned to him by the President, but nothing herein shall restrict the right of the Comptroller to present to the Board any accounts or other material that has been presented to him by President, and the Comptroller may at any time file with each member of the Board a request for a hearing at any regular or special meeting of the Board.

(g) Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Corporate Secretary, and in the absence of the Corporate Secretary or in the event of the Corporate Secretary’s disability or refusal to act, shall perform the duties of the Corporate Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Corporate Secretary.

(h) Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

(i) Assistant Comptrollers. Assistant Comptrollers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Comptroller, and in the absence of the Comptroller or in the event of the Comptroller’s disability or refusal to act, shall perform the duties of the Comptroller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Comptroller.

(j) Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

STOCK

28. Certificates. The shares of the Company will be represented by certificates unless the Board of Directors by resolution provides that some or all of any classes or series of stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until the certificate is surrendered to the Company, and any such resolution may provide that, notwithstanding the resolution’s authorization of uncertificated shares, every holder of stock of the affected class or classes or series represented by certificates and upon request every holder of uncertificated shares of the affected class or classes or series will be entitled to have a certificate representing shares. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Company by the Chairman or Vice-Chairman or the President or Vice President and the Corporate Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

29. Classes of Stock. The designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock, or in lieu thereof, such certificates will set forth a statement that the Company will furnish such information without charge to each stockholder who requests such information. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company will send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section, or in lieu thereof, a statement that the Company will furnish such information without charge to each stockholder who requests such information. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series will be identical.

30. Transfers. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue, or to cause its transfer agent to issue, a new certificate or, if the issuance of uncertificated shares has been duly authorized for the class or series represented by such surrendered certificate, uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

31. Lost, Stolen, or Destroyed Certificates. The Corporate Secretary may direct a new certificate or certificates or, if the issuance of uncertificated shares has been duly authorized for the relevant class or series, uncertificated shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Corporate Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the Corporate Secretary may require the owners of such lost, stolen, or destroyed certificate to give the Company a bond in such sum and with such surety or sureties as the Corporate Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates or uncertificated shares.

32. Record Dates. (a) In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this By-Law 32 at the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted, and which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

INDEMNIFICATION

33. Damages and Expenses. (a) Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation, the Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (an “Indemnitee”) who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not by such person in any such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

(b) The right of indemnification provided in this By-Law 33 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 33, whether arising from acts or omissions occurring before or after such adoption.

(c) In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under this By-Law 33:

(i) All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding will be advanced to the Indemnitee by the Company within 30 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements will reasonably evidence the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. If such an undertaking is required by law at the time of an advance, no security will be required for such undertaking and such undertaking will be accepted without reference to the recipient’s financial ability to make repayment.

(ii) To obtain indemnification under this By-Law 33, the Indemnitee will submit to the Corporate Secretary a written request, including such documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification will be made not more than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Corporate Secretary will promptly upon receipt of such a request for indemnification advise the Board in writing that the Indemnitee has requested indemnification. The Indemnitee’s entitlement to indemnification under this By-Law 33 will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board, or, in the case of an Indemnitee that is not a present or former director or officer of the Company, by any committee of the Board or committee of officers or agents of the Company designated for such purpose by a majority of the Whole Board; (B) by a written opinion of Independent Counsel if (1) a Change of Control has occurred and the Indemnitee so requests or (2) in the case of an Indemnitee that is a present or former director or officer of the Company, a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in subparagraph (iii) below. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (B) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control has occurred, the Indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.

(iii) Except as otherwise expressly provided in this By-Law 33, the Indemnitee will be presumed to be entitled to indemnification under this By-Law 33 upon submission of a request for indemnification together with the Supporting Documentation in accordance with subparagraph (c) (ii) above, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subparagraph (c) (ii) to determine entitlement to indemnification has not been appointed or has not made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification and the Indemnitee will be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in paragraph (a) of this By-Law 33, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was not unlawful.

(iv) (A) In the event that a determination is made pursuant to subparagraph (c) (ii) that the Indemnitee is not entitled to indemnification under this By-Law 33, (1) the Indemnitee will be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (2) any such judicial proceeding or arbitration will be de novo and the Indemnitee will not be prejudiced by reason of such adverse determination; and (3) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification under this By-Law 33.

(B) If a determination is made or deemed to have been made, pursuant to subparagraph (c)(ii) or (iii) of this By-Law 33 that the Indemnitee is entitled to indemnification, the Company will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to subparagraph (c)(i) of this By-Law 33 or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to subparagraph (c)(ii) or (iii) of this By-Law 33, the Indemnitee will be entitled to seek judicial enforcement of the Company’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause (1) or (2) of this clause (B) (a “Disqualifying Event”); provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

(C) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this subparagraph (c)(iv) that the procedures and presumptions of this By-Law 33 are not valid, binding, and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this By-Law 33.

(D) In the event that the Indemnitee, pursuant to the provisions of this subparagraph (c)(iv), seeks a judicial adjudication of, or an award in arbitration to enforce, his rights under, or to recover damages for breach of, this By-Law 33, the Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

(v) For purposes of this paragraph (c):

(A) “Change in Control” means the occurrence of any of the following events:

(1) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;

(2) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

(3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the

Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the Voting Stock;

(4) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(5) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (5) each Director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the Directors (or a committee of the Board) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

Notwithstanding the foregoing provisions of clauses (3) or (4) of this paragraph (c)(v)(A), unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of such clauses (3) or (4) solely because (x) the Company, (y) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a “Subsidiary”), or (z) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(B) “Disinterested Director” means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(C) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (1) the Company or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this By-Law 33. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this By-Law 33.

(d) If any provision or provisions of this By-Law 33 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this By-Law 33 (including without limitation all portions of any paragraph of this By-Law 33 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this By-Law 33 (including without limitation all portions of any paragraph of this By-Law 33 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

34. Insurance, Contracts, and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 33 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 33 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 33.

GENERAL

35. Fiscal Year. The fiscal year of the Company will end on December 31 or such date as may be fixed from time to time by the Board.

36. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

37. Reliance upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

38. Time Periods. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

39. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board.

40. Certain Defined Terms. Terms used herein with initial capital letters that are defined in the Certificate of Incorporation are used herein as so defined.

EXCLUSIVE FORUM

41. Exclusive Forum for Adjudication of Disputes. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or other proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, creditors or other constituents, (c) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (d) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine. The Court of Chancery of the State of Delaware shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to this By-Law and to have consented to personal jurisdiction in Delaware for the purposes of any suit in the Court of Chancery (and other specified Delaware courts) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction referenced in this By-Law and for the purposes of enforcement of this By-Law.